EXHIBIT 5.2

June 30, 2005

Emmis Communications Corporation
One Emmis Plaza
40 Monument Circle, Suite 700
Indianapolis, Indiana 46204

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Indiana counsel to Emmis Communications Corporation, an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission by the Company. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of $350,000,000 in aggregate principal amount of the Company’s Floating Rate Senior Notes due 2012 (the “Exchange Notes”). The Exchange Notes are to be offered in exchange for the Company’s outstanding $350,000,000 aggregate principal amount of Floating Rate Senior Notes due 2012 (the “Initial Notes”) issued and sold by the Company on June 21, 2005 in an offering exempt from registration under the Act. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture dated as of June 21, 2005 (the “Indenture”) between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee. This opinion is being furnished at the request of the Company.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (the “Documents”):

(a)	The Registration Statement;

Emmis Communications Corporation
Paul, Weiss, Rifkind, Wharton & Garrison LLP
June 30, 2005

(b)	The Indenture, including as an exhibit thereto the form of Exchange Notes, included as Exhibit 4.1 to the Registration Statement; and

(c)	The Exchange and Registration Rights Agreement, dated as of June 21, 2005 (the “Registration Rights Agreement”), among the Company and the initial purchasers named therein, included as Exhibit 4.2 to the Registration Statement.

In addition, we have examined those certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon the factual matters contained in the representations, warranties and statements of the Company made in the Documents and upon certificates and oral and written statements of public officials and officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed that each of the Indenture and the Registration Rights Agreement has been duly authorized and executed by, and represents a legal, valid and binding obligation of, each of the parties thereto other than the Company, enforceable against each of such other parties. We have also assumed that the Exchange Notes will be issued as described in the Registration Statement, that the Exchange Notes and will be in substantially the forms attached to the Indenture and that any information omitted from such forms will be properly added.

Based upon the above, and subject to the assumptions, exceptions and qualifications stated herein, it is our opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with corporate power and authority to execute and deliver the Documents and the Exchange Notes.

Emmis Communications Corporation
Paul, Weiss, Rifkind, Wharton & Garrison LLP
June 30, 2005

2.	The Exchange Notes and the execution and delivery thereof have been duly authorized by the Company.

3.	The Registration Rights Agreement and the execution and delivery thereof have been duly authorized by the Company.

4.	The Indenture has been duly authorized, executed and delivered by the Company.

5.	The execution, delivery and performance of the Registration Rights Agreement, the Indenture and the Exchange Notes by the Company will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, bylaws, or equivalent organizational documents of the Company, or (ii) violate or conflict with any law of the State of Indiana, or, to our actual knowledge, any judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or its property.

The opinions expressed above are subject to the following additional qualifications:

A.	The opinions expressed herein are limited to the law of the State of Indiana. We have not investigated the law of any other state for purposes of our opinion. We have instead assumed without investigation that to the extent the provisions or principles of the law of any other state are relevant to our opinion, they do not differ materially for the purposes of our opinion from the law of the State of Indiana. In addition, no opinion is expressed in this letter with respect to the requirements of, or compliance with, any state securities or Blue Sky laws. We also express no opinion as to any federal preemption of state laws, rules or regulations, including but not limited to the effect, if any, of the U.S.A. Patriot Act or any other federal anti-money laundering law, rule or regulation.

B.	With respect to the due organization and valid existence under the laws of the State of Indiana of the Company, our opinion is based in part upon a certificate of existence issued for the Company by the Secretary of State of Indiana. Pursuant to IC 23-1-18-9(b), issuance of a certificate of existence for a corporation is subject to the condition that the corporation is duly incorporated under the laws of the State of

Emmis Communications Corporation
Paul, Weiss, Rifkind, Wharton & Garrison LLP
June 30, 2005

Indiana, and that all fees, taxes and penalties owed to the State of Indiana have been paid for which payment is reflected in the records of the Secretary of State of Indiana and non-payment of which affects the existence or authorization of the corporation. In addition, each certificate states the date of incorporation, that the corporation’s most recent annual report has been filed with the Secretary of State of Indiana, and that articles of dissolution have not been filed. In the course of our serving as counsel to the Company, nothing has come to our attention which would lead us to believe that the Company is not otherwise duly organized and validly existing under the laws of the State of Indiana.

C.	Our opinion regarding due execution of the Indenture on behalf of the Company is based solely on our review of images of signed signature pages e-mailed to us on behalf of the Company. Our opinion regarding delivery of the Indenture on behalf of the Company is based solely on our understanding that an executed copy of the Indenture (or a signed signature page) was provided to the trustee under the Indenture upon or following execution thereof.

D.	With respect to any matter on which an opinion is rendered based upon or limited to our actual knowledge, we have not made any special investigation or inquiry with respect to such matter, and such knowledge is limited to the conscious awareness of facts by the attorneys in this firm who have devoted substantive attention to the transactions contemplated by the Registration Statement.

E.	This opinion is limited to matters expressly stated herein, and no opinion is inferred or may be implied beyond the matters expressly stated. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder that are currently in effect. We disclaim any obligation on our part to inform you of any future changes or developments in applicable laws or in facts which may hereafter come to our attention which might affect the opinions expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are

Emmis Communications Corporation
Paul, Weiss, Rifkind, Wharton & Garrison LLP
June 30, 2005

in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Sincerely,

/s/ Bose McKinney & Evans LLP

BOSE McKINNEY & EVANS llp